UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2016

PRONAI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001- 37490	20-0138994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 – 885 West Georgia Street Vancouver, British Columbia, Canada		V6C 3E8
(Address of principal executive offices)		(Zip Code)

(604) 558-6536

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2016, Alvin Vitangcol notified ProNAi Therapeutics, Inc. (the “Company”) of his decision to resign from the Board of Directors of the Company (the “Board”) and the Audit Committee of the Board (the “Audit Committee”), effective March 18, 2016. Additionally, Albert Cha notified the Company of his decision not to stand for re-election at the Company’s 2016 annual meeting of stockholders. Neither of these decisions were the result of any disagreement with the Company.

On March 7, 2016, the Board appointed each of Jeffrey Cooper and Tran Nguyen to the Board as a Class I director and to the Audit Committee, effective March 18, 2016. In connection with their appointment to the Audit Committee, Donald Parfet resigned from the Audit Committee, effective March 18, 2016. As reconstituted, the Audit Committee members will be Jeffrey Cooper, Tran Nguyen and Robert Pelzer, with Jeffrey Cooper serving as the Chair of the Audit Committee.

There is no arrangement or understanding with any person pursuant to which either of Mr. Cooper or Mr. Nguyen was appointed as a member of the Board. There are also no family relationships between Mr. Cooper, Mr. Nguyen and any director or executive officer of the Company and they have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Cooper and Mr. Nguyen will each receive annual cash retainers in accordance with the Company’s existing compensation policy for non-employee directors, which was described in the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 15, 2015 (the “Registration Statement”). In addition, the Board granted to each of Mr. Cooper and Mr. Nguyen a stock option to purchase that number of shares of common stock equal to two times the amount of shares determined by dividing $80,000 by the exercise price of the option on the grant date, which grant date will be the first trading day on which the Company is not in a trading black-out period under the Company’s Insider Trading Policy and Mr. Cooper and Mr. Nguyen are serving as directors. The stock options will vest in 12 equal monthly installments, subject to continued service.

The Company also intends to enter into its standard form of indemnification agreement with each of Mr. Cooper and Mr. Nguyen. A form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRONAI THERAPEUTICS, INC.

Date: March 9, 2016	By:	/s/ Sukhi Jagpal
Sukhi Jagpal
Chief Financial Officer

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